     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 20, 2000

                                                      REGISTRATION NO. 333-79285
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-1
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933
                            ------------------------

                              ROCKFORD CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

              ARIZONA                              3651                             86-0394353
  (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL                (IRS EMPLOYER
  INCORPORATION OR ORGANIZATION)        CLASSIFICATION CODE NUMBER)             IDENTIFICATION NO.)

                            546 SOUTH ROCKFORD DRIVE
                              TEMPE, ARIZONA 85281
                         (480) 967-3565  (800) 366-2349
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                                 W. GARY SUTTLE
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              ROCKFORD CORPORATION
                            546 SOUTH ROCKFORD DRIVE
                              TEMPE, ARIZONA 85281
                         (480) 967-3565  (800) 366-2349
           (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

                   KEVIN L. OLSON                                      RONALD G. SKLOSS
               STEPTOE & JOHNSON LLP                           BROBECK, PHLEGER & HARRISON LLP
          40 N. CENTRAL AVENUE, SUITE 2400                     301 CONGRESS AVENUE, SUITE 1200
               PHOENIX, ARIZONA 85004                                AUSTIN, TEXAS 78701
                   (602) 257-5275                                       (512) 477-5495

                            ------------------------

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. [ ]

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for this same offering. [ ]

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for this same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     We expect to incur the following estimated expenses (other than underwriting discounts and commissions) in connection with the issuance and distribution of the securities which we are registering under this statement:

SEC registration fee........................................  $   14,131
NASD filing fee.............................................       5,565
Nasdaq National Market listing fee..........................      48,750
Printing and engraving......................................     400,000
Legal fees and expenses.....................................     550,000
Accounting fees and expenses................................     350,000
Transfer agent fees.........................................      25,000
Miscellaneous...............................................     106,554
                                                              ----------
          Total.............................................  $1,500,000
                                                              ==========

ITEM 14.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Our articles of incorporation limit, to the maximum extent permitted by Arizona law, the liability of our directors for monetary damages arising from a breach of their duties as directors. The limitation of liability does not affect the availability of equitable remedies, such as injunctive relief or rescission.

     Our articles of incorporation require us to indemnify our directors and officers, to the maximum extent permitted by Arizona law, against liability arising against them for acts or omissions within the scope of their authority as directors or officers. Indemnification is prohibited if our board of directors finds that the person's action or omission was willful, grossly negligent, or with fraudulent or criminal intent, or for liabilities under the Securities Act of 1933. Under Arizona law, we may indemnify a director or officer against liability incurred on account of service to us, if the director or officer:

     - conducted himself or herself in good faith;

     - reasonably believed that his or her conduct (1) if in an official capacity, was in our best interests or (2) if in any other capacity, was not opposed to our best interests;

     - in the case of any criminal proceeding, had no reasonable cause to believe that his or her conduct was unlawful; and

     - did not improperly receive personal benefit.

     Before completing this offering, we intend to enter into indemnification agreements with each of our directors. These agreements will generally obligate us to indemnify them for liability incurred by them as a result of their service as directors, unless (1) their liability arises as a result of their fraud, deliberate dishonesty or willful misconduct or (2) Arizona law prohibits indemnification. Prior to completing this offering on the effective date of this registration statement, we will have obtained liability insurance for our directors.

     Reference is made to Section 8 of the underwriting agreement to be filed as an exhibit to the registration statement, indemnifying our officers and directors against certain liabilities.

ITEM 15.  RECENT SALES OF UNREGISTERED SECURITIES

     Since May 1, 1996, we have issued and sold or otherwise transferred the below listed unregistered securities. These issuances were deemed exempt from registration under the Securities Act of 1933 in reliance on Regulation D or Rule 701 under such Act or Section 4(2) of such Act because they were made either under a written compensatory benefit plan established by us for the participation of our employees or transactions by us not involving a public offering. To the extent we relied on Section 4(2) of the Act, each of these investors was sophisticated within the meaning of Section 4(2).

           1. In 1996 and 1997, we issued 19,887 shares to several employees who exercised stock options pursuant to our 1994 and 1997 Stock Option Plans.

           2. In March 1996, we borrowed $2.0 million from Caroline Bartol. On July 1, 1996 she converted $1.0 million of this loan into 289,562 shares of Common Stock.

           3. On May 1, 1999, we issued 289,562 shares of our Common Stock to an entity controlled by two of our directors in connection with the conversion of a $1,000,001 loan.

           4. On April 23, 1997, we issued to Vrolyk Partnership 97-A a warrant for 21,500 shares with an exercise price of $3.45 per share, as compensation for services rendered in connection with arranging our $20.0 million credit facility.

           5. During May and June, 1999 we issued 12,147 shares to two employees who exercised stock options pursuant to our 1994 and 1997 stock option plans.

           6. During June 1999 we issued 748 shares to a warrantholder who exercised his warrant conversion rights.

           7. During June 1999 we issued 21,500 shares to the owner of 10% of our Japanese subsidiary in order to purchase his interest. As a result of this issuance, we now own 100% of our Japanese subsidiary.

           8. During July 1999 we issued 9,348 shares to a warrantholder who exercised his warrant conversion rights.

           9. During August 1999 we issued 8,600 shares to a director who exercised stock options pursuant to our 1994 and 1997 stock option plan.

          10. During January and February 2000 we issued 67,488 shares to warrant holders who exercised their warrant conversion rights.

          11. We have, from time to time, granted stock options to employees. The following table sets forth certain information regarding such grants:

                                                              NUMBER OF    EXERCISE PRICE
                                                               SHARES         PER SHARE
                                                              ---------    ---------------
January 1, 1996 through December 31, 1996...................    64,500       $2.44 - $3.45
January 1, 1997 through December 31, 1997...................   672,103       $3.45 - $4.19
January 1, 1998 through December 31, 1998...................   158,025       $4.19 - $5.81
January 1, 1999 through December 31, 1999...................   172,000               $7.67
January 1, 2000 through the date of this prospectus.........         0                  $0

ITEM 16.  EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1        Underwriting Agreement*
 3.1      Articles of Incorporation+
 3.2      Restated Bylaws+
 3.3      Amendment to Articles of Incorporation filed on January 12,
          1988+
 3.4      Amendment to Articles of Incorporation filed on May 12,
          1999+
 3.5      Amendment to Articles of Incorporation filed on May 17,
          1999+
 3.6      Amendments to Bylaws adopted by the board of directors on
          May 14, 1999+
 3.7      Amendment to Articles of Incorporation filed on July 1,
          1999+
 4.1      Specimen Common Stock Certificate+
 4.2      Reference is made to the Articles of Incorporation, as
          amended, and the Restated Bylaws, as amended, filed as
          Exhibits 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 for a description of the rights of the holders of Common Stock.
 5        Opinion of Steptoe & Johnson LLP+
10.1      1994 Stock Option Plan+
10.2      1997 Stock Option Plan+
10.3      1999 Employee Stock Purchase Plan as amended and restated+
10.4      Employment Agreement by and between Rockford Corporation and
          W. Gary Suttle+
10.5      Indemnity Agreement by and between Rockford Corporation and
          W. Gary Suttle+
10.6      Letter Agreement by and between Rockford Corporation and
          Best Buy Corporation**+
10.7      Joint Development and Supply Agreement by and between
          Rockford Corporation and Hyundai Electronics Industries Co.,
          Ltd.**+
10.8      Form of Dealership Agreements+
10.9      Standard Industrial Commercial Multi-Tenant Lease -- Gross
          American Industrial Real Estate Association Lease, and
          amendments and addendum thereto, by and between Rockford
          River LLC and Rockford Corporation+
10.9.1    Amendment to Standard Industrial Commercial Multi-Tenant
          Lease -- Gross American Industrial Real Estate Association
          Lease, by and between Rockford River LLC and Rockford
          Corporation+
10.10     Standard Industrial Lease -- Gross, and amendments and
          addendum thereto, by and between Cloyce Clark and Rockford
          Corporation+
10.10.1   Amendment to Standard Industrial Lease -- Gross by and
          between Cloyce Clark and Rockford Corporation+
10.11     Lease Agreement, and addenda thereto, by and between
          Carbonneau Industries, Inc. and Rockford Corporation+
10.11.1   Amendment to Lease Agreement by and between Carbonneau
          Industries, Inc. and Rockford Corporation+
10.12     Master Lease Agreement and amendments thereto, by and
          between Banc One Leasing Corporation and Rockford
          Corporation+
10.13     Loan and Security Agreement by and between Rockford
          Corporation and FINOVA Capital Corporation+
10.13.1   Amendment No. 1 to Loan and Security Agreement by and
          between FINOVA Capital Corporation and Rockford Corporation+
10.13.2   Amendment No. 2 to Loan and Security Agreement by and
          between FINOVA Capital Corporation and Rockford Corporation+
10.14     Employee 401(k) Deferred Compensation Plan and amendments
          thereto,+
10.15     Manufacturing and Distribution Agreement by and between Path
          Group, Inc. and Rockford Corporation**+

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
10.15.1   Addendum to the Manufacturing and Distribution Agreement by
          and between Path Group, Inc. and Rockford Corporation.**+
10.15.2   Addendum to the Manufacturing and Distribution Agreement by
          and between Path Group, Inc. and Rockford Corporation**+
10.16     Product Sales Agreement by and between Rockford Corporation and Avnet Electronics Marketing**+
10.17     Convertible Subordinated Debenture Amendment Agreement and
          Agreement to Rename as Senior Notes+
10.18     Form of Senior Note due February 3, 1999 and Warrant+
10.19     Schedule for Senior Notes and Warrants+
10.20     Convertible Subordinated Debenture Purchase Agreement+
10.21     Form of 8.5% Convertible Subordinated Debenture due May 1,
          2002+
10.22     Schedule for 8.5% Convertible Subordinated Debentures+
10.23     Warrant issued to the Vrolyk Partnership 97-A to expire June
          1, 2007+
10.24     Services and Option Agreement by and between W. Gary Suttle,
          Caroline S. Bartol, individually and as representative of
          the estate of John G. Bartol and Rockford Corporation+
10.25     Amendment of Services and Option Agreement by and between W.
          Gary Suttle, Monument Investors Limited Partnership as
          successor to Caroline S. Bartol and the estate of John G.
          Bartol and Rockford Corporation+
10.26     Amendment of Services and Option Contract by and between W.
          Gary Suttle, Monument Investors Limited Partnership as
          successor to Caroline S. Bartol and the estate of John G.
          Bartol and Rockford Corporation+
10.27     Consulting and Option Contract by and between Rockford
          Corporation and Grisanti, Galef & Goldress, Inc.+
10.28     Amendment and Renewal of Consulting and Option Contract by
          and between Rockford Corporation and Grisanti, Galef &
          Goldress, Inc.+
10.29     Amendment of Consulting and Option Contract by and between
          Rockford Corporation and Grisanti, Galef & Goldress, Inc.+
10.30     Letter from Timothy Bartol, General Partner for the Boulder
          Investors Partnership exercising rights under Bridge Loan
          Conversion and Extension Agreement by and between Rockford
          Corporation and Boulder Investors Ltd. Partnership, as
          successor to Caroline S. Bartol+
10.31     Fifth Amendment to Bridge Loan Conversion and Extension
          Agreement by and between Rockford Corporation and Boulder
          Investors Ltd. Partnership, as successor to Caroline S.
          Bartol+
10.32     Bridge Loan Conversion and Extension Agreement by and
          between Rockford Corporation and Caroline S. Bartol+
10.33     Bridge Loan Agreement by and between Rockford Corporation
          and Caroline S. Bartol+
10.34     1990 Restricted Stock Grant and Tax Loan Agreement and
          Promissory Note+
10.35     Form of Indemnification Agreement+
10.35.1   Schedule for Indemnification Agreement+
10.36     FINOVA -- Schedule of Loan and Security Agreement+
10.39     Financing Lease Schedule No. 1000100950 by and between Banc
          One Leasing Corporation and Rockford Corporation+
21        List of Subsidiaries of Rockford Corporation+
23.1      Consent of Ernst & Young LLP, Independent Auditors+
23.2      Consent of Consumer Electronics Manufacturers Association
          (now known as Consumer Electronics Association)+
23.3      Consent of NPD Intelect Market Tracking+

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
23.4      Consent of Steptoe & Johnson LLP (included as part of
          Exhibit 5)+
24        Power of Attorney. Reference is made to the signature page of this registration statement which includes the power of attorney+
27        Financial Data Schedule for year ended December 31, 1999+

---------------
 * Revised versions of these exhibits, reflecting current information, are being filed herewith.

** Portions of the document have been omitted and filed separately with the Commission under a request for confidential treatment.

 + Previously filed

                SCHEDULE II -- VALUATION AND QUALIFYING ACCOUNTS

                              ROCKFORD CORPORATION
                                 (IN THOUSANDS)

           COLUMN A                COLUMN B              COLUMN C              COLUMN D      COLUMN E
           --------              ------------   ---------------------------   ----------   -------------
                                  BALANCE AT    CHARGED TO
                                 BEGINNING OF   COSTS AND      CHARGED TO                   BALANCE AT
          DESCRIPTION               PERIOD       EXPENSES    OTHER ACCOUNTS   DEDUCTIONS   END OF PERIOD
-------------------------------  ------------   ----------   --------------   ----------   -------------
December 31, 1999
  Receivable allowances........     $1,043        $  991         $8,097(3)      $6,431(1)     $3,700
  Inventory reserve............      1,904         2,269                         2,524(2)      1,649
December 31, 1998
  Receivable allowances........        918           561             --            436(1)      1,043
  Inventory reserve............      1,423           787             --            306(2)      1,904
December 31, 1997
  Receivable allowances........        699           540             --            321(1)        918
  Inventory reserve............        785           638             --             --         1,423

---------------
(1) Accounts written off net of recoveries and returns.
(2) Reserved inventory sold or scrapped.
(3) Amounts netted against sales.

     Other financial statement schedules have not been presented, as they are not applicable.

ITEM 17.  UNDERTAKINGS

     We hereby undertake to provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the Act, our articles of incorporation or our bylaws, the underwriting agreement or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

     We hereby undertake that for purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective. We further undertake that for the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and this offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, we have duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix, State of Arizona, on April 19, 2000.

                                          ROCKFORD CORPORATION

                                          By:        /s/ W. GARY SUTTLE
                                            ------------------------------------
                                              W. Gary Suttle
                                              President and Chief Executive
                                              Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

                       NAME                                      TITLE                      DATE
                       ----                                      -----                      ----

                /s/ W. GARY SUTTLE                   President, Chief Executive           April 19, 2000
---------------------------------------------------    Officer, and Director
                  W. Gary Suttle                       (Principal Executive
                                                       Officer)

               /s/ JAMES M. THOMSON*                 Vice President of Finance and        April 19, 2000
---------------------------------------------------    Chief Financial Officer,
                 James M. Thomson                      Secretary (Principal
                                                       Financial Officer)

               /s/ D. LYNN THROWER*                  Corporate Controller                 April 19, 2000
---------------------------------------------------    (Principal Accounting
                  D. Lynn Thrower                      Officer)

              /s/ JERRY E. GOLDRESS*                 Director                             April 19, 2000
---------------------------------------------------
                 Jerry E. Goldress

              /s/ TIMOTHY C. BARTOL*                 Director                             April 19, 2000
---------------------------------------------------
                 Timothy C. Bartol

              /s/ NICHOLAS G. BARTOL*                Director                             April 19, 2000
---------------------------------------------------
                Nicholas G. Bartol

               /s/ RALPH B. GODFREY*                 Director                             April 19, 2000
---------------------------------------------------
                 Ralph B. Godfrey

                /s/ JOHN P. LLOYD*                   Director                             April 19, 2000
---------------------------------------------------
                   John P. Lloyd

              *By: /s/ W. GARY SUTTLE
   ---------------------------------------------
                  W. Gary Suttle
                 Attorney-in-fact

                                 EXHIBIT INDEX

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
 1        Underwriting Agreement*
 3.1      Articles of Incorporation+
 3.2      Restated Bylaws+
 3.3      Amendment to Articles of Incorporation filed on January 12,
          1988+
 3.4      Amendment to Articles of Incorporation filed on May 12,
          1999+
 3.5      Amendment to Articles of Incorporation filed on May 17,
          1999+
 3.6      Amendments to Bylaws adopted by the board of directors on
          May 14, 1999+
 3.7      Amendment to Articles of Incorporation filed on July 1,
          1999+
 4.1      Specimen Common Stock Certificate+
 4.2      Reference is made to the Articles of Incorporation, as
          amended, and the Restated Bylaws, as amended, filed as
          Exhibits 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6 for a description of the rights of the holders of Common Stock.
 5        Opinion of Steptoe & Johnson LLP+
10.1      1994 Stock Option Plan+
10.2      1997 Stock Option Plan+
10.3      1999 Employee Stock Purchase Plan as amended and restated+
10.4      Employment Agreement by and between Rockford Corporation and
          W. Gary Suttle+
10.5      Indemnity Agreement by and between Rockford Corporation and
          W. Gary Suttle+
10.6      Letter Agreement by and between Rockford Corporation and
          Best Buy Corporation**+
10.7      Joint Development and Supply Agreement by and between
          Rockford Corporation and Hyundai Electronics Industries Co.,
          Ltd.**+
10.8      Form of Dealership Agreements+
10.9      Standard Industrial Commercial Multi-Tenant Lease -- Gross
          American Industrial Real Estate Association Lease, and
          amendments and addendum thereto, by and between Rockford
          River LLC and Rockford Corporation+
10.9.1    Amendment to Standard Industrial Commercial Multi-Tenant
          Lease -- Gross American Industrial Real Estate Association
          Lease, by and between Rockford River LLC and Rockford
          Corporation+
10.10     Standard Industrial Lease -- Gross, and amendments and
          addendum thereto, by and between Cloyce Clark and Rockford
          Corporation+
10.10.1   Amendment to Standard Industrial Lease -- Gross by and
          between Cloyce Clark and Rockford Corporation+
10.11     Lease Agreement, and addenda thereto, by and between
          Carbonneau Industries, Inc. and Rockford Corporation+
10.11.1   Amendment to Lease Agreement by and between Carbonneau
          Industries, Inc. and Rockford Corporation+
10.12     Master Lease Agreement and amendments thereto, by and
          between Banc One Leasing Corporation and Rockford
          Corporation+
10.13     Loan and Security Agreement by and between Rockford
          Corporation and FINOVA Capital Corporation+
10.13.1   Amendment No. 1 to Loan and Security Agreement by and
          between FINOVA Capital Corporation and Rockford Corporation+
10.13.2   Amendment No. 2 to Loan and Security Agreement by and
          between FINOVA Capital Corporation and Rockford Corporation+
10.14     Employee 401(k) Deferred Compensation Plan and amendments
          thereto,+
10.15     Manufacturing and Distribution Agreement by and between Path
          Group, Inc. and Rockford Corporation**+

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
10.15.1   Addendum to the Manufacturing and Distribution Agreement by
          and between Path Group, Inc. and Rockford Corporation.**+
10.15.2   Addendum to the Manufacturing and Distribution Agreement by
          and between Path Group, Inc. and Rockford Corporation**+
10.16     Product Sales Agreement by and between Rockford Corporation and Avnet Electronics Marketing**+
10.17     Convertible Subordinated Debenture Amendment Agreement and
          Agreement to Rename as Senior Notes+
10.18     Form of Senior Note due February 3, 1999 and Warrant+
10.19     Schedule for Senior Notes and Warrants+
10.20     Convertible Subordinated Debenture Purchase Agreement+
10.21     Form of 8.5% Convertible Subordinated Debenture due May 1,
          2002+
10.22     Schedule for 8.5% Convertible Subordinated Debentures+
10.23     Warrant issued to the Vrolyk Partnership 97-A to expire June
          1, 2007+
10.24     Services and Option Agreement by and between W. Gary Suttle,
          Caroline S. Bartol, individually and as representative of
          the estate of John G. Bartol and Rockford Corporation+
10.25     Amendment of Services and Option Agreement by and between W.
          Gary Suttle, Monument Investors Limited Partnership as
          successor to Caroline S. Bartol and the estate of John G.
          Bartol and Rockford Corporation+
10.26     Amendment of Services and Option Contract by and between W.
          Gary Suttle, Monument Investors Limited Partnership as
          successor to Caroline S. Bartol and the estate of John G.
          Bartol and Rockford Corporation+
10.27     Consulting and Option Contract by and between Rockford
          Corporation and Grisanti, Galef & Goldress, Inc.+
10.28     Amendment and Renewal of Consulting and Option Contract by
          and between Rockford Corporation and Grisanti, Galef &
          Goldress, Inc.+
10.29     Amendment of Consulting and Option Contract by and between
          Rockford Corporation and Grisanti, Galef & Goldress, Inc.+
10.30     Letter from Timothy Bartol, General Partner for the Boulder
          Investors Partnership exercising rights under Bridge Loan
          Conversion and Extension Agreement by and between Rockford
          Corporation and Boulder Investors Ltd. Partnership, as
          successor to Caroline S. Bartol+
10.31     Fifth Amendment to Bridge Loan Conversion and Extension
          Agreement by and between Rockford Corporation and Boulder
          Investors Ltd. Partnership, as successor to Caroline S.
          Bartol+
10.32     Bridge Loan Conversion and Extension Agreement by and
          between Rockford Corporation and Caroline S. Bartol+
10.33     Bridge Loan Agreement by and between Rockford Corporation
          and Caroline S. Bartol+
10.34     1990 Restricted Stock Grant and Tax Loan Agreement and
          Promissory Note+
10.35     Form of Indemnification Agreement+
10.35.1   Schedule for Indemnification Agreement+
10.36     FINOVA -- Schedule of Loan and Security Agreement+
10.39     Financing Lease Schedule No. 1000100950 by and between Banc
          One Leasing Corporation and Rockford Corporation+
21        List of Subsidiaries of Rockford Corporation+
23.1      Consent of Ernst & Young LLP, Independent Auditors+
23.2      Consent of Consumer Electronics Manufacturers Association
          (now known as Consumer Electronics Association)+
23.3      Consent of NPD Intelect Market Tracking+

EXHIBIT
NUMBER                      DESCRIPTION OF DOCUMENT
-------                     -----------------------
23.4      Consent of Steptoe & Johnson LLP (included as part of
          Exhibit 5)+
24        Power of Attorney. Reference is made to the signature page of this registration statement which includes the power of attorney+
27        Financial Data Schedule for year ended December 31, 1999+

---------------
 * Revised versions of these exhibits, reflecting current information, are being filed herewith.

** Portions of the document have been omitted and filed separately with the Commission under a request for confidential treatment.

 + Previously filed